UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230

Austin, Texas 78738

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 851-1501

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Extension of Syndication Period

On March 30, 2020, Atlas Technical Consultants, Inc. (the “Company”) entered into Amendment No. 1 (the “First Amendment”) to the Company’s credit agreement, dated as of February 14, 2020 (as amended, the “Credit Agreement”), among Atlas TC Holdings LLC, Atlas TC Buyer LLC (the “Initial Borrower”), immediately following consummation of, and after giving effect to, the Merger (as defined in the Credit Agreement), Atlas Intermediate Holdings LLC (the “Company” and as successor to the Initial Borrower by operation of law and as further provided in Section 9.19 of the Credit Agreement, the “New Borrower”), the lenders and issuing banks from time to time party thereto and Macquarie Capital Funding LLC as administrative agent (the “Administrative Agent”) and swing line lender.

The First Amendment extends the Syndication Date (as defined in the Credit Agreement) to March 31, 2020.

The above description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Trigger of Material Terms Under the Credit Agreement

On March 31, 2020, the Company entered into Amendment No. 2 (the “Second Amendment”) to the Credit Agreement. The Second Amendment, among other things, (i) reduces the maturity date of the Term Loan (as defined in the Credit Agreement) by one year, to mature on February 14, 2026, (ii) increases the interest rate to (a) Adjusted LIBO Rate (as defined in the Credit Agreement), plus (x) 6.25% in the case of a Term Loan or (y) 5.00% in the case of a Revolving Loan or Swing Loan, or (b) an Alternate Base Rate (as defined in the Credit Agreement), plus (x) 5.25% in the case of a Term Loan or (y) 4.00% in the case of a Revolving Loan or Swing Loan and (iii) increases the rate of amortization applicable to the Term Loan to 5.0% per annum (commencing on June 30, 2020). The modifications to the Credit Agreement effectuated by the Second Amendment resulted from the exercise of the market-flex rights by the lead arranger in connection with the syndication process, which, in addition, required the payment of an upfront fee in an amount equal to 2% of the currently outstanding Term Loans. The market-flex rights were included in the Credit Agreement and were exercised by the lead arranger upon completion of the time period allowed to complete a syndication process. The Company has been in compliance with the terms of the agreement.

The above description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement, dated March 30, 2020, among Atlas Intermediate Holdings LLC, as borrower, Macquarie Capital Funding LLC, as administrative agent, swing line lender and lender and each of the other lenders and issuing banks party thereto.
10.2	Amendment No. 2 to Credit Agreement, dated March 31, 2020, among Atlas Intermediate Holdings LLC, as borrower, Macquarie Capital Funding LLC, as administrative agent, swing line lender and lender and each of the other lenders and issuing banks party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

	By:	/s/ L. Joe Boyer
Dated: April 3, 2020		Name:	L. Joe Boyer
		Title:	Chief Executive Officer

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